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EXHIBIT 3.1

ACE SHELF COMPANIES                                              Form 204
P O BOX 7612
CAIRNS QLD 4870
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CERTIFICATE OF REGISTRATION                                         [ LOGO ]
OF A COMPANY                                                           OF
                                                                   AUSTRALIAN
Corporations Law Sub-section 121(l)                                SECURITIES
                                                                   COMMISSION
This is to certify that

COALCORP PTY LTD

Australian Company Number 076 905 318

is a registered company under Division 1 of Part 2.2 of the Corporations Law of Queensland and because of its registration it is an incorporated company.

The company is limited by shares.

The company is a proprietary company.

The day of commencement of registration is the thirtieth day of December 1996.





[ SEAL ]              Given under the seal of the
   OF                 Australian Securities Commission
AUSTRALIAN            on this thirtieth day of December, 1996.
SECURITIES
COMMISSION
                      /S/ Alan Cameron

                       Alan Cameron
                       Chairman